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                                                                     EXHIBIT 4.5


                             RELIANT RESOURCES, INC.
                          2002 LONG-TERM INCENTIVE PLAN


         1. PLAN. This Reliant Resources, Inc. 2002 Long-Term Incentive Plan (the "Plan") is adopted by Reliant Resources, Inc. (the "Company") to reward Key Employees and certain Directors of Reliant Resources, Inc.

         2. OBJECTIVES. The purpose of this Plan is to further the interests of the Company, its Subsidiaries and its shareholders by providing incentives in the form of awards to Key Employees and certain Directors. Such awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Company parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Company's continued success and progress. This Plan will also enable the Company and its Subsidiaries to attract and retain such key employees and directors.

         3. DEFINITIONS. As used herein, the terms set forth below shall have the following respective meanings:

                  "AUTHORIZED EXECUTIVE" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement, where applicable).

                  "AWARD" means an award granted to a Key Employee or Director under the Plan.

                  "AWARD AGREEMENT" means any Key Employee Award Agreement or Director Award Agreement.

                  "BOARD" means the Board of Directors of the Company.

                  "CASH AWARD" means an award denominated in cash.

                  A "CHANGE OF CONTROL" shall be deemed to have occurred upon the occurrence of any of the following events:

                           (a) 30% OWNERSHIP CHANGE: Any Person makes an
                  acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the


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                  Incumbent Directors; or any group is formed that is the
                  beneficial owner of 30% or more of the Outstanding Voting Stock; or

                           (b) BOARD MAJORITY CHANGE: Individuals who are
                  Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

                           (c) MAJOR MERGERS AND ACQUISITIONS: Consummation of a
                  Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company's consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

                           (d) MAJOR ASSET DISPOSITIONS: Consummation of a Major
                  Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that


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                  owns a majority of the outstanding voting stock of such
                  acquiring entity) and (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

For purposes of the foregoing,

                           (1) the term "Person" means an individual, entity or
                  group;

                           (2) the term "group" is used as it is defined for
                  purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

                           (3) the term "beneficial owner" is used as it is
                  defined for purposes of Rule 13d-3 under the Exchange Act;

                           (4) the term "Outstanding Voting Stock" means
                  outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

                           (5) the term "Incumbent Director" means a director of
                  the Company (x) who was a director of the Company on the IPO Closing Date or (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

                           (6) the term "election contest" is used as it is
                  defined for purposes of Rule 14a-11 under the Exchange Act;

                           (7) the term "Business Combination" means (x) a
                  merger or consolidation involving the Company or its stock or


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                  (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

                           (8) the term "parent corporation resulting from a
                  Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries; and

                           (9) the term "Major Asset Disposition" means the sale
                  or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

                  Notwithstanding anything herein to the contrary, (i) solely for purposes of this Change of Control definition and the terms defined herein, prior to the proposed spin-off of the Company from Reliant, the term "Company" shall mean either the Company or Reliant; and (ii) the proposed spin-off of the Company from Reliant will not constitute a Change of Control as contemplated herein.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

                  "COMMON STOCK" means the Common Stock, par value $0.001 per share, of the Company.

                  "COMPANY" means Reliant Resources, Inc., a Delaware corporation, or any successor thereto.

                  "DIRECTOR" means an individual serving as a member of the Board who is not an employee of Reliant or any of its Subsidiaries or the Company or any of its Subsidiaries.

                  "DIRECTOR AWARD" means a Director Option or Stock Award.

                  "DIRECTOR AWARD AGREEMENT" means an agreement setting forth the terms, conditions and limitations applicable to a Director Award, in such form as the Company may prescribe.


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                  "DIRECTOR OPTION" means a Nonqualified Stock Option granted to a Director pursuant to paragraph 9 hereof.

                  "DIVIDEND EQUIVALENTS" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

                  "FAIR MARKET VALUE" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next preceding date on which such sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the average of the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the next preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the Nasdaq National Market at the time of exercise, (iii) if the Common Stock is not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the next preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.

                  "GRANT DATE" means the date an Award is granted to a Participant pursuant to the Plan.

                  "GRANT PRICE" means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

                  "INCENTIVE STOCK OPTION" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

                  "KEY EMPLOYEE" means an employee (including an officer as such term is defined in Rule 16a-1 under the Exchange Act) of the Company or any of its Subsidiaries recognized by the Committee to be key to the success of the


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         Company or an individual the Company expects to become a key employee of the Company or any of its Subsidiaries within the following six months.

                  "KEY EMPLOYEE AWARD" means any Option, SAR, Stock Award, Cash Award or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is a Key Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

                  "KEY EMPLOYEE AWARD AGREEMENT" means a written agreement setting forth the terms, conditions and limitations applicable to a Key Employee Award.

                  "NONQUALIFIED STOCK OPTION" means an Option that is not an Incentive Stock Option.

                  "OPTION" means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

                  "PARTICIPANT" means a Key Employee or Director to whom an Award has been granted under this Plan.

                  "PERFORMANCE AWARD" means an award made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals.

                  "PERFORMANCE GOAL" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

                  "RELIANT" means Reliant Energy, Incorporated, a Texas corporation.

                  "RESTRICTED STOCK" means Common Stock that is restricted or subject to forfeiture provisions.

                  "RESTRICTION PERIOD" means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

                  "STOCK APPRECIATION RIGHT" OR "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.


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                  "STOCK AWARD" means an Award in the form of shares of Common
         Stock or units denominated in shares of Common Stock, including an award of Restricted Stock.

                  "SUBSIDIARY" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

         4.       ELIGIBILITY.

                  (a) KEY EMPLOYEES. All Key Employees are eligible for the grant of Key Employee Awards under this Plan.

                  (b) DIRECTORS. All Directors are eligible for the grant of Director Awards under this Plan.

         5. COMMON STOCK AVAILABLE FOR AWARDS. Subject to the provisions of paragraph 15 hereof, the stock to be subject to Awards under the Plan shall be the shares of Common Stock of the Company, and the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan shall be 17,500,000 shares (which includes 3,500,000 shares of Common Stock with respect to which awards under the Long Term Incentive Plan of Reliant Resources, Inc., adopted effective January 1, 2001 (the "2001" Plan) were authorized but not granted), of which (i) the number of shares of Common Stock with respect to which Incentive Stock Options may be granted shall be no more than 2,000,000 shares and (ii) no more than twenty-five percent (25%) of such maximum number of shares available under the Plan shall be shares of Common Stock with respect to which Awards other than Options may be granted. Notwithstanding the foregoing and subject to adjustment as provided in paragraph 15, the maximum number of shares of Common Stock with respect to which Awards may be granted under this Plan shall be increased by the number of shares of Common Stock with respect to which Options or other Awards were granted under the 2001 Plan as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without the delivery of shares of Common Stock under the terms of the 2001 Plan after the effective date of this Plan. If, after the effective date of this Plan, any shares of Common Stock covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of shares of Common Stock, then the shares of Common Stock covered by such Award, or to which such Award relates, or the number of shares of Common Stock otherwise counted against the aggregate number of shares of Common Stock with respect to which Awards may be granted, to the extent of any such settlement, forfeiture,


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termination, expiration, or cancellation, shall again become shares of Common
Stock with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of shares of Common Stock or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of shares of Common Stock by the Company, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares of Common Stock so surrendered or withheld. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

         6.       ADMINISTRATION.

                  (a) This Plan shall be administered by the Committee except as otherwise provided herein.

                  (b) Subject to the provisions hereof, insofar as this Plan relates to Key Employee Awards, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Board (or its delegate) shall administer the Plan with respect to Director Awards. Insofar as this Plan relates to Key Employee Awards, the Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of a Key Employee Award, accelerate the vesting or exercisability of a Key Employee Award, eliminate or make less restrictive any restrictions applicable to a Key Employee Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Key Employee Awards) or a Key Employee Award or otherwise amend or modify a Key Employee Award in any manner that is either (i) not adverse to the Participant to whom such Key Employee Award was granted or (ii) consented to by such Participant. The Committee may grant an Award to a Key Employee who it expects to become a Key Employee of the Company or any of its Subsidiaries within the following six months, with such Award being subject to the individual's actually becoming a Key Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Key Employee Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.


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                  (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

         7. DELEGATION OF AUTHORITY. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

         8.       KEY EMPLOYEE AWARDS.

                  (a) The Committee shall determine the type or types of Key Employee Awards to be made under this Plan and shall designate from time to time the Key Employees who are to be the recipients of such Awards. Each Key Employee Award shall be embodied in a Key Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Key Employee Award is granted and by an Authorized Executive for and on behalf of the Company. Key Employee Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Key Employee Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other Key Employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. A Key Employee Award may provide for the grant or issuance of additional, replacement or alternative Key Employee Awards upon the occurrence of specified events, including the exercise of the original Key Employee Award granted to a Participant. All or part of a Key Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the death, disability or termination of employment by a Participant who is a Key Employee, any unexercised, deferred, unvested or unpaid Key Employee Awards shall be treated as set forth in the applicable Key Employee Award Agreement.

                           (i) OPTION. A Key Employee Award may be in the form
                  of an Option, which may be an Incentive Stock Option or a Nonqualified Stock Option. The Grant Price of an Option shall be no less than the Fair Market Value of the Common Stock on the Grant Date; provided, however, that the Committee may, in its sole discretion, make grants of Nonqualified Stock Options as Key Employee Awards with an exercise price per share that is less than the Fair Market Value of the Common Stock on the Grant


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                  Date with respect to no more than 1,000,000 shares of Common
                  Stock. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Key Employees pursuant to this Plan, including the Grant Price, the term of the Options and the date or dates upon which they become exercisable, shall be determined by the Committee. A Key Employee who has been granted an Option under this Plan may be granted Incentive Stock Options under the Plan if the Committee shall so determine, provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of Reliant or any of its Subsidiaries or the Company or any of its Subsidiaries described in Section 422(d) of the Code) exceeds $100,000, such Options shall be treated as Nonqualifed Stock Options.

                           (ii) STOCK APPRECIATION RIGHTS. A Key Employee Award
                  may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded to Key Employees pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

                           (iii) STOCK AWARD. A Key Employee Award may be in the
                  form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

                           (iv) CASH AWARD. A Key Employee Award may be in the
                  form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

                           (v) PERFORMANCE AWARD. Without limiting the type or
                  number of Key Employee Awards that may be made under the other provisions of this Plan, a Key Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates or (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one


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                  or more business criteria that apply to the Key Employee, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: earnings per share, adjusted earnings per share, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before taxes, earnings before interest and taxes, cash flow, cash from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth and total market value. Goals may also be based on performance relative to a peer group of companies or a published index. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the Committee shall determine the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan.

                  (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Key Employee Awards made hereunder:

                           (i) no Participant may be granted, during any
                  calendar year, Key Employee Awards consisting of Options and/or SARs that are exercisable for more than 1,500,000 shares of Common Stock;

                           (ii) no Participant may be granted, during any
                  calendar year, Stock Awards covering or relating to more than 500,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock-Based Awards Limitations");

                           (iii) no Participant may be granted Key Employee
                  Awards consisting of cash or in any other form permitted under this Plan (other


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                  than Key Employee Awards consisting of Options or SARs or
                  Stock Awards) in respect of any calendar year having a value determined on the Grant Date in excess of $4,000,000; and

                           (iv) if at the time an Option or SAR is otherwise to
                  be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Reliant or any of its Subsidiaries or the Company or any of its Subsidiaries (within the meaning of Section 422(b) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall have a Grant Price of no less than 110% of the Fair Market Value of the Common Stock and such Incentive Stock Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted in compliance with the requirement of
                  Section 422(c)(5) of the Code.

         9. DIRECTOR AWARDS. Each Director of the Company may be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreements. Notwithstanding anything to the contrary contained herein, Director Awards shall not be granted in any year in which a sufficient number of shares of Common Stock are not available to make all such scheduled Awards under this Plan.

                  (a) STOCK AWARD. A Director Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Board.

                  (b) DIRECTOR OPTIONS. A Director Award may be in the form of a Nonqualified Stock Option. The Grant Price of a Director Option shall be equal to the Fair Market Value of the Common Stock on the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to Director Options, including the term of the Director Options and the date or dates upon which they become exercisable, shall be determined by the Board. The Board will not permit the repricing of Director Options by any method, including by cancellation and reissuance, and will not grant Director Options to Directors at a price less than Fair Market Value on the Grant Date.

                  (c) DIRECTOR AWARD AGREEMENTS. Any Award of Director Awards shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by an Authorized Executive for and on behalf of the Company.

         10.      PAYMENT OF AWARDS.


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                  (a) GENERAL. Payment made to a Participant pursuant to an
         Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

                  (b) DEFERRAL. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Company in accordance with procedures established by the Committee. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

                  (c) DIVIDENDS, EARNINGS AND INTEREST. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

                  (d) SUBSTITUTION OF AWARDS. Subject to the limitations set forth in Section 8(a)(i) and 8(b), at the discretion of the Committee, a Participant who is a Key Employee may be offered an election to substitute a Key Employee Award for another Key Employee Award of the same or different type.

                  (e) CASH-OUT OF AWARDS. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the Grant Price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

         11. OPTION EXERCISE. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

         12. TAXES. The Company or its designated third party administrator shall have the right to deduct taxes at the applicable supplemental rate from any Key Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, provided that withholding obligations with respect to Options may only be satisfied in cash as long as withholding of stock following the exercise of an Option would result in a charge to earnings. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Key Employee Award with respect to which withholding is required, except with respect to Options. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

         13. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements.

         14. ASSIGNABILITY. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

                  Subject to approval by the Committee in its sole discretion, all or a portion of any Awards granted to a Participant under the Plan, other than Incentive Stock Options, may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (i) the spouse, parent, brother, sister, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant ("Immediate Family Members"),
(ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts"), or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests ("Immediate Family Member Partnerships"); provided that the Award Agreement pursuant to which such Awards are granted (or an amendment thereto) must expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to and approved by the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term "Participant" shall be deemed to refer to the transferee. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.

         15.      ADJUSTMENTS.

                  (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and
         (v) the Stock-Based Awards Limitations shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock-Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (x) to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment or (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation.

         16. RESTRICTIONS. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

         17. UNFUNDED PLAN. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Company, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

         18. AWARDS TO FOREIGN NATIONALS AND KEY EMPLOYEES OUTSIDE THE UNITED STATES. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of the Plan, the Committee may, without amending the Plan, (i) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

         19. GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

         20. EFFECTIVENESS. The Plan, as approved by the Board, shall be effective as of the date it is approved by the stockholders of the Company at the annual meeting of stockholders in 2002. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the effective date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

                                     RELIANT RESOURCES, INC.



                                     By
                                       --------------------------------------
                                        Philip J. Bazelides
                                        Senior Vice President-Human Resources

ATTEST:


-----------------------------



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